EXHIBIT 99.4

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of June 30, 2012 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2012 and for the year ended December 31, 2011 are based on the historical financial statements of the Company and the acquisition of all of the issued and outstanding membership interests of NBS and substantially all of the assets of ISG after giving effect to the business combination.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2012 and for the year ended December 31, 2011 give pro forma effect to the business combination as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of June 30, 2012 assumes that the Business Combination was effective on June 30, 2012.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 was derived from Fusion's audited consolidated statement of operations and ISG’s audited consolidated statement of operations, in each case, for the year ended December 31, 2011.  For financial reporting purposes under accounting principles generally accepted in the United States of America (“U.S. GAAP”), NBS is a variable interest entity for which ISG is the primary beneficiary, and is thus consolidated into ISG’s historical financial statements.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the six months ended June 30, 2012 were derived from Fusion's unaudited condensed consolidated financial statements and ISG’s unaudited condensed consolidated financial statements, in each case, as of and for the six months ended June 30, 2012.

The unaudited pro forma condensed combined financial information has been prepared by Fusion using the acquisition method of accounting in accordance with U.S. GAAP. Fusion has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement.  The assets and liabilities of ISG and NBS have been measured based on various preliminary estimates using assumptions that Fusion believes are reasonable based on information that is currently available. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

Fusion intends to commence the necessary valuation and other studies required to complete the acquisition accounting promptly upon completion of the merger and will finalize the acquisition accounting as soon as practicable within the required measurement period in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, but in no event later than one year following completion of the transaction.

The following unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

●	The Company’s audited financial statements and the related notes thereto for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed on March 30, 2012.
●
The Company’s unaudited financial statements and the related notes thereto as of and for the six months ended June 30, 2012 included in the Company’s Quarterly Report on Form 10-Q filed on August 14, 2012.

●
The audited financial statements of ISG for the years ended December 31, 2011 and 2010 and the unaudited financial statements of ISG as of and for the six months ended June 30, 2012, all of which appear elsewhere in this report.

The unaudited pro forma condensed combined financial information give effect to the following transactions:

●
The acquisition of all of the issued and outstanding membership interests of NBS and substantially all of the assets of ISG, and thus the business operated by NBS and ISG, as described in Item 2.01 of this report.

●
The issuance of convertible preferred stock and warrants in a private placement transaction.  As previously reported in the Company’s Current Report on Form 8-K filed on October 26, 2012, the Company entered into subscription agreements with 91accredited investors (the “Investors”), pursuant to which the Company issued 6,027.75 shares of newly designated Series B-1 Preferred Stock and warrants to purchase 22,013,915 shares of our common stock and received gross proceeds of $6.0 million (the “October 2012 Offering”).  Each share of Series B-1 Preferred Stock has a Stated Value of $1,000 and, subject to the other terms of the Series B-1 Preferred Stock as more fully described in note 14 to the consolidated financial statements accompanying this report, the Series B-1 Preferred Stock issued in the October 2012 Offering is convertible into an aggregate of 55,034,647 shares of the our common stock.  The October 2012 Offering was exempt from registration under the Securities Act of 1933, as amended, by reason of Section 4(2) and Rule 506 of Regulation D thereunder. The Company incurred approximately $295,000 of expenses, including commissions and legal fees, related to the offering.  The net proceeds of approximately $5,732,000 were used to:

o	Repay the $300,000 unrelated party loan the Company received on June 22, 2012.
o	Repay the amount due under the forbearance agreement with TD Bank of approximately $169,000.
o	Fund part of the purchase price of the NBS acquisition transaction.
o	Provide $500,000 of working capital funding to NBS; and
o	For general corporate purposes.
●
The issuance, as more fully described in Item 2.03 of this report, of five-year senior notes in the aggregate principal amount of $6.5 million, bearing interest at the rate of 10.0% annually (the “Series A Notes”), and (b) five-year senior notes in the aggregate principal amount of $10.0 million bearing interest at the rate of 11.5% annually (the “Series B Notes” and, collectively, the “Senior Notes”).  The proceeds from the sale of the Notes were used to finance the majority of the cash portion of the purchase price of NBS.  Each of the Senior Notes provides for the payment of interest on a monthly basis commencing October 31, 2012. The Series A Notes provide for monthly principal payments in the amount of $52,083 each, beginning September 30, 2013, with the outstanding principal balance being due and payable on October 27, 2017. The outstanding principal balance of the Series B Notes becomes due and payable on October 27, 2017.

●
As required under the terms of the Senior Notes and Ancillary Agreements, Marvin Rosen, the Company’s Chairman of the Board of Directors, entered into an Intercreditor and Subordination Agreement (the “Subordination Agreement”) with the Company and the holders of the Senior Notes.  Under the terms of the Subordination Agreement, the remaining principal balance of promissory notes payable to him by the Company, which had previously been payable on demand and which aggregated to approximately $4.9 million as of June 30, 2012, became subordinated to the Senior Notes and do not become due until 60 days after the Senior Notes are paid in full.  In addition, the accrued and unpaid interest on all of Mr. Rosen’s promissory notes, including those notes converted in connection with the Offering, amounting to approximately $433,000 as of June 30, 2012, also became a subordinated obligation under the Subordination Agreement.

The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the forgoing transactions actually been consummated on the dates or at the beginning of the periods presented.

Fusion Telecommunications International, Inc.
Unaudited Pro forma Condensed Combined Balance Sheet
As of June 30, 2012

			Pro Forma Adjustments
	Fusion Historical	ISG Historical	Excluded Assets		Issuance of Equity		Debt Repayments		Issuance of Senior Debt		Acquistion of NBS		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$798,167	$5,537,647	$(5,037,647)	a)	$4,970,603	b)	$(468,966)	d)	$15,945,730	e)	$(17,750,000)	g)	$3,995,534
Accounts receivable, net of allowance for doubtful accounts	1,499,313	1,978,594											3,477,907
Inventory		368,122											368,122
Prepaid expenses and other current assets	529,970	376,771	(80,624)	a)									826,117
Total current assets	2,827,450	8,261,134	(5,118,271)		4,970,603		(468,966)		15,945,730		(17,750,000)		8,667,680
Property and equipment, net	781,927	1,677,809	(136,911)	a)									2,322,825
Other assets:
Security deposits	437,141												437,141
Restricted cash	302,681												302,681
Goodwill and other intangibles											17,560,080	j)	17,560,080
Intangible assets, net	107,474												107,474
Other assets	32,901	620,947	(620,947)	a)					554,270	e)			587,171
Total other assets	880,197	620,947	(620,947)		-		-		554,270		17,560,080		18,994,547
TOTAL ASSETS	$4,489,574	$10,559,890	$(5,876,129)		$4,970,603		$(468,966)		$16,500,000		$(189,920)		$29,985,052
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable - non-related parties	$468,966						$(468,966)	d)			$428,571	g)	$428,571
Notes payable - related parties	4,898,364								(4,898,364)	f)			-
Escrow payable	775,000				(775,000	) b)							-
Accounts payable and accrued expenses	9,164,031	1,450,095							(432,465)	f)			10,181,661
Other current liabilities	96,345	50,948									1,142,798	h)	1,290,091
Total current liabilities	15,402,706	1,501,043	-		(775,000)		(468,966)		(5,330,829)		1,571,370		11,900,324
Long-term liabilities:
Notes payable - non-related parties									16,500,000	e)			16,500,000
Discount on notes payable - non-related parties									(1,865,500)	e)			(1,865,500)
Notes payable - related parties									5,330,829	f)	171,429	g)	5,502,258
Other long-term liabilities	327,732	-							1,865,500	e)			2,193,232
Total long-term liabilities	327,732	-	-		-		-		21,830,829		171,429		22,329,990

Stockholders' deficit:
Preferred stock, $0.01 par value, 10,000,000 shares authorized	50				60	b)							110
Common stock, $0.01 par value, 300,000,000 shares authorized,	1,664,322										144,444	g,i)	1,808,766
Members' Equity		9,058,847	(5,876,129)								(3,182,718)		-
Capital in excess of par value	138,562,459				5,745,543	b)				e)	1,155,556	g,i)	145,463,557
Accumulated deficit	(151,467,695)										(50,000)	i)	(151,517,695)
Total stockholders' deficit	(11,240,864)	9,058,847	(5,876,129)		5,745,603		-		-		(1,932,718)		(4,245,261)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$4,489,574	$10,559,890	$(5,876,129)		$4,970,603		$(468,966)		$16,500,000		$(189,920)		$29,985,052

(a) -	Under the terms of the ISG Asset Purchase and Sale Agreement, certain property and equipment, as well as all of the prepaid commissions and affiliate receivables, as of the date of closing, are excluded from the transaction. In addition, the seller agreed that $500,000 of cash would remain with the Acquired Business.

(b) -	Issuance of $6,027,750 of preferred stock and warrants in the private placement transaction, less $282,147 in transaction fees and amounts previously received and held in escrow.

(c) -	Not used

(d) -
Pertains to repayment of the $300,000 loan the Company received from a third party lending institution on June 22, 2012 and the outstanding debt payable to TD Bank, NA with a portion of the proceeds received from the private placement of equity securities.

(e) -
Issuance of $16.5 million of senior notes, less $554,270 of transaction fees which will be amortized over the 5-year maturity period of the Notes and a $1,865,500 estimated fair value of the Warrant issued in conjunction with the Notes. The Warrant does not meet the criteria for equity classification under ASC 480 and is reflected as a derivative liability.

(f) -	Refects the Intercreditor and Subordination Agreement entered into between Marvin Rose, the Lenders and the Company, under which, among other things, the maturity date of the notes payable to Mr. Rosen was extended beyond the 2017 maturity date of the Notes. Mr. Rosen also agreed that $432,465 of accrued and unpaid interest on the notes payable to him would become a subordinated obligation under the Subordination Agreement.

(g) -	Reflects the $17.75 million cash paid, $0.6 million of Seller Notes and $1.25 million of Fusion stock issued in connection with the purchase price.

(h) -	Reflects the adjustment to the Purchase Price for the excess of Business Receivables over Business Payables, as defined in the NBS Membership Interest Purchase and Sale Agreement.

(i) -	Reflects the signing bonus related to the Kaufman Employment Agreement in the amount of $50,000 payable in Fusion common stock.

(j) -	The excess of the purchase price over acquired assets is as follows:

Cash	17,750,000
Seller note	600,000
Fusion stock	1,250,000
Purchase price	19,600,000
Working capital adjustment	1,142,798
Adjusted purchase price	20,742,798

Estimated fair value of net assets acquired:

Cash	500,000
Accounts receivable	1,978,594
Inventory	368,122
Other current assets	296,147
Property and equipment	1,540,898
Current liabilities	(1,501,043)
3,182,718
Excess of purchase price over net assets	17,560,080

In accordance with ASC 805, the Company expects to allocate a portion of the excess of the purchase price over the fair value of the net assets acquired to a number of separately identifiable intangible assets, including but not limited to, customer lists, favorable leases and trade names.  The Company expects that this allocation will be completed in conjunction with the filing of its Annual Report on Form 10-K for the year ending December 31, 2012.

Fusion Telecommunications International, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2011

			Pro Forma Adjustments
	Fusion Historical	ISG Historical	Subordination of Related Party Notes		Issuance of Senior Debt		Acquistion of NBS		Pro Forma Combined
Revenues	$42,350,640	$26,530,678							$68,881,318
Cost of revenues, exclusive of depreciation and amortization,
shown separately below	38,067,888	13,506,414							51,574,302
Gross profit	4,282,752	13,024,264							17,307,016
Depreciation and amortization	516,892	1,433,504							1,950,396
Loss on impairment of long-lived assets	163,126	-							163,126
Selling general and administrative expenses including
stock-based compensation	7,897,339	8,551,189							16,448,528
Advertising and marketing	14,959	44,000							58,959
Total operating expenses	8,592,316	10,028,693							18,621,009
Operating loss	(4,309,564)	2,995,571							(1,313,993)
Other (expenses) income:
Interest (expense), net of interest income	(201,183)	91,042	(226,207)	e)	(2,283,954)	b)	(12,107)	c)	(2,632,409)
Other	46,319	18,828							65,147
Total other (expenses) income	(154,864)	109,870							(2,567,262)
Loss from continuing operations	(4,464,428)	3,105,441							(3,881,255)
Loss applicable to common stockholders:
Loss from continuing operations	$(4,464,428)								$(3,881,255)
Preferred stock dividends in arrears	(470,175)								(470,175)
Net loss from continuing operations applicable
to common stockholders:	(4,934,603)								(4,351,430)
Basic and diluted loss per common share:
Loss from continuing operations	$(0.03)								$(0.03)
Weighted average common shares outstanding:
Basic and diluted	141,688,704						13,888,889	d)	155,577,593	f)

(a) - Not used

(b) - Reflects annual interest on the Senior Notes of $1.8 million and amortization of debt discount of $373,100 and amortization of deferred financing fees of $110,854.

(c) - Reflects interest on the Seller Notes.

(d) - Reflects shares of Fusion common stock valued at $1,250,000 issued to the NBS Sellers as part of the Purchase Price.  The number of shares issued is based on the average closing price of the stock for the 15 trading days prior to the transaction.

(e) - Reflects the increase in interest on related party notes from 3% per annum to 7% per annum from Marvin Rosen's agreement to subordinate the notes payable to him to the Senior Notes.

(f) - ISG and NBS are limited liability companies and are disregarded entities for federal income tax purposes. Taxable income or losses generated by these entities are reflected in the income tax returns of the members of the respective entities. As a result, ISG has not historically recorded any provision for income taxes. The Company expects to utilize its net operating loss carry forwards to offset any taxable income generated by the business being acquired from NBS and ISG.  As a result, no pro forma adjustment has been recorded for provision for income taxes.

Fusion Telecommunications International, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2012

			Pro Forma Adjustments
	Fusion Historical	ISG Historical	Issuance of Senior Debt		Subordination of Related Party Notes		Acquistion of NBS		Pro Forma Combined
Revenues	$21,754,140	$13,637,854							$35,391,994
Cost of revenues, exclusive of depreciation and amortization,
shown separately below	19,008,549	6,859,847							25,868,396
Gross profit	2,745,591	6,778,007							9,523,598
Depreciation and amortization	192,177	576,853							769,030
Selling general and administrative expenses including
stock-based compensation	4,301,493	4,461,271					(87,262)	c)	8,675,502
Advertising and marketing	8,033	12,000							20,033
Total operating expenses	4,501,703	5,050,124							9,464,565
Operating loss	(1,756,112)	1,727,883							59,033
Other (expenses) income:
Interest income
Interest (expense), net of interest income	(103,616)	32,594	(1,141,977)	b)	(113,104)	e)			(1,326,103)
Other	(160,843)	8,301							(152,542)
Total other (expenses) income	(264,459)	40,895							(1,478,645)
Net loss	$(2,020,571)	$1,768,778							$(1,419,612	)f)
Loss applicable to common stockholders:
Preferred stock dividends in arrears	(200,698)								(200,698)
Net loss applicable to common stockholders:	$(2,221,269)								$(1,620,310)
Basic and diluted loss per common share:
Loss per common share	$(0.01)								$(0.01)
Weighted average common shares outstanding:
Basic and diluted	162,932,029						13,888,889	d)	176,820,918

(a) - Not used

(b) - Reflects interest on the Notes of $0.9 million, amortization of debt discount in the amount of $186,550 and amortization of deferred financing fees in the amount of $55,427.

(c) - Reflects acquisition transaction costs incurred in 2012 that would not be expected to continue and are non-recurring in nature.

(d) - Reflects shares of Fusion common stock valued at $1,250,000 issued to the NBS Sellers as part of the Purchase Price.  The number of shares issued is based on the average closing price of the stock for the 15 trading days prior to the transaction

(e) - Reflects the increase in interest on related party notes from 3% per annum to 7% per annum from Marvin Rosen's agreement to subordinate the notes payable to him to the Senior Notes

(f) - ISG and NBS are limited liability companies and are disregarded entities for federal income tax purposes.  Taxable income or losses generated by these entities are reflected in the income tax returns of the members of the respective entities.  As a result, ISG has not historically recorded any provision for income taxes. The Company expects to utilize its net operating loss carry forwards to offset any taxable income generated by the business being acquired from NBS and ISG.  As a result, no pro forma adjustment has been recorded for provision for income taxes.